SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act Of 1934

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ChromaVision Medical Systems, Inc.

(Name of Registrant As Specified In Its Charter)

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CHROMAVISION MEDICAL SYSTEMS, INC.
33171 PASEO CERVEZA
SAN JUAN CAPISTRANO, CA 92675

APRIL __, 2004

TO THE STOCKHOLDERS OF CHROMAVISION MEDICAL SYSTEMS, INC.:

     ChromaVision Medical Systems, Inc. hereby gives notice to its stockholders that the holders of a majority of the outstanding shares of ChromaVision’s common stock, par value $.01 per share, have taken action by written consent to approve the issuance of shares of common stock and warrants exercisable into common stock in an amount greater than 20% of ChromaVision’s outstanding shares of common stock. A description of the securities to be issued is contained in this information statement. The stockholders have taken this action solely for the purposes of satisfying requirements of the Nasdaq SmallCap Stock Market that require an issuer of listed securities to obtain prior stockholder approval if it sells or issues common stock (or securities convertible or exercisable into common stock) equal to 20% or more of the common stock or of the voting power outstanding before the issuance for less than the greater of book or market value of the common stock.

     The stockholder consent was taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained. This information statement is being furnished to all stockholders of ChromaVision pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”) and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will be effective 21 calendar days following the mailing of this information statement.

     This action has been approved by ChromaVision’s Board of Directors and the holders of more than a majority of shares of ChromaVision’s common stock outstanding. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors

Stephen T. D. Dixon
Executive Vice President and Chief Financial Officer

CHROMAVISION MEDICAL SYSTEMS, INC.
33171 PASEO CERVEZA
SAN JUAN CAPISTRANO, CA 92675

INFORMATION STATEMENT

     ChromaVision is required to deliver this information statement to holders of our common stock in order to inform them that the holders of a majority of our common stock have taken certain actions that would normally require a stockholders meeting without holding such a meeting. March 25, 2004 has been fixed as the record date for the determination of holders of common stock who are entitled to receive this information statement.

     THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF CHROMAVISION’S COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE IS APRIL [   ], 2004.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Issuance of Securities

     On March 25, 2004 we entered into a securities purchase agreement with a limited number of accredited investors pursuant to which we agreed to issue and the investors agreed to purchase 10,500,000 shares of common stock, together with warrants to purchase an additional 1,575,000 shares of common stock at an exercise price of $2.75 per share, for an aggregate purchase price of $21,000,000. We sometimes refer to this financing as the “new financing.” The net proceeds to us from the new financing, after deducting expenses of the new financing including placement agent fees, are expected to be approximately $19,600,000. We expect to use the proceeds from the new financing for working capital and general corporate purposes, including the funding of new business initiatives. The securities being issued in the new financing are being issued to a limited number of accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and may not be resold absent registration under the Securities Act or an exemption therefrom.

     In addition, on February 10, 2004, we completed a private placement of 2,295,230 shares of common stock and a warrant to purchase shares of common stock to Safeguard Delaware, Inc. for a purchase price of $5,000,000, which we sometimes refer to as the “Safeguard financing.” Upon consummation of the new financing, the warrant issued to Safeguard Delaware, Inc. in the Safeguard financing will be exercisable to purchase 344,285 shares of common stock for an exercise price of $2.95 per share.

     Our common stock is listed on the Nasdaq SmallCap Market and is subject to the NASD Marketplace Rules. Under NASD Marketplace Rule 4350(i)(1)(D)(ii), we are required to obtain stockholder approval before issuing shares of our common stock (or securities convertible or exercisable into common stock) in an amount greater than 20% or more of our common stock outstanding before the issuance if the purchase price per share in such issuance is less than the greater of book or market value of our common stock. We sometimes refer to this rule as the “20% Rule.” The securities to be issued in the new financing are being issued at a discount to the market price of our common stock and when aggregated with the securities already issued in the Safeguard financing (which were also issued at a discount to the market price), constitute more than 20% of our common stock outstanding before giving effect to shares issued in the Safeguard financing or the new financing. As a result, in order to comply with the 20% Rule, we have structured the new financing so that a portion of the common stock and warrants to be issued in the new financing (4,200,000 shares of common stock and warrants to purchase 630,000 shares of common stock for aggregate gross proceeds of $8,400,000) will be issued at an initial closing that we expect to occur on or about March 31, 2004. The shares of common stock and warrants (on an as-exercised basis) to be issued at the initial closing of the new financing, when aggregated with the shares of common stock and warrants (on an as-exercised basis) issued in the Safeguard financing result in an issuance of approximately 19.4% of our common stock outstanding prior to the Safeguard financing. The 20% Rule requires that we obtain stockholder approval for the new financing prior to issuing the remaining 6,300,000 shares of common stock and 945,000 warrants. The stockholder approval that we have obtained will become effective 21 days after this information statement is mailed to our stockholders. As a result, the remaining shares and warrants to be issued in the new financing will be issued at a subsequent closing which is expected to occur on or about 21 days after this information statement is mailed to our stockholders, or April [    ], 2004. The purchasers have deposited $12,600,000, representing the consideration to be paid for the shares and warrants to be issued at the subsequent closing in an escrow fund, which will be released to us on the subsequent closing date.

Description of New Financing

     The purchasers in the new financing will acquire, in the aggregate, 10,500,000 shares of common stock and warrants to purchase 1,575,000 shares of common stock. The new financing will result in dilution to our existing stockholders, but will not otherwise materially affect our existing common stockholders’ rights as stockholders. Safeguard Delaware, Inc. is one of the purchasers in the new financing and has subscribed to acquire 3,750,000 shares of common stock and warrants to purchase 562,500 shares of common stock for an aggregate investment of $7,500,000. Following consummation of the new financing, Safeguard Delaware, Inc. and its affiliate Safeguard Scientifics (Delaware), Inc. will own approximately 56.7% of our outstanding common stock.

     Each of the purchasers in the new financing has been granted a preemptive right to purchase its pro rata share of 49.9% of any new equity securities that we may issue on or prior to March 25, 2005. “Pro rata share” for this purpose is defined as the amount of a purchaser’s investment in the new financing divided by the aggregate amount invested by all purchasers in the new financing. These preemptive rights do not apply to certain types of issuances, the primary purpose of which is not to raise equity capital. The stockholder approval of the new financing includes an approval of these preemptive rights. The preemptive rights do not become effective until the date that the stockholder approval for the new financing becomes effective (i.e., 21 days following the mailing of this information statement to our stockholders).

     In addition to the preemptive rights of the purchasers in the new financing, in 2002 we granted Safeguard Delaware, Inc. a preemptive right to purchase its pro rata share of any new equity securities that we issue (for this purpose, Safeguard’s “pro rata share” is defined as the amount of shares owned by Safeguard Delaware, Inc. and its affiliates divided by the total number of shares outstanding, determined on a fully diluted basis). Safeguard Delaware, Inc. waived its preemptive rights in connection with the new financing (except to the extent that it is purchasing securities in the new financing).

     The warrants to be issued in the new financing are exercisable for a period of four years after the date they are issued, and the initial exercise price per share of common stock under the warrants is $2.75. The warrant issued in the Safeguard financing is exercisable until March 1, 2008, and the initial exercise price of that warrant is $2.95. The exercise price of the warrants and the number of shares of common stock for which the warrants are exercisable is subject to proportionate adjustment in the event we make common stock dividends or distributions, consummate a stock split or reverse stock split or issue shares in a reclassification of our common stock.

     In connection with the new financing, we entered into a registration rights agreement with the purchasers. Under the terms of the registration rights agreement, we have agreed to file a registration statement with the Securities and Exchange Commission on or before April 5, 2004 to cover resales of the shares of common stock issued in the new financing and of the shares of common stock underlying the warrants issued in the new financing and to use our best efforts to cause that registration statement to become effective as promptly as practicable. In the event the registration statement is not declared effective on or prior to the deadlines specified in the registration rights agreement, we will be required to pay liquidated damages to the purchasers in an amount equal to 1% of the gross proceeds from the new financing per month that the registration statement has not been declared effective after the deadline. Under the terms of the Safeguard financing, we are required to register shares issued in the Safeguard financing upon the request of Safeguard. Safeguard also has registration rights arising from previous financings. Safeguard has waived its right to have the shares issued in the Safeguard financing and previous financings included in the registration statement to be filed in connection with the new financing.

Stockholder Approval Has Been Obtained

     As of the March 25, 2004, ChromaVision had approximately 40,884,834 issued and outstanding shares of common stock, each of which is entitled to one vote on any matter brought to a vote of ChromaVision’s stockholders. Safeguard Delaware, Inc. and its affiliate Safeguard Scientifics (Delaware), Inc. (each of which is a wholly-owned subsidiary of Safeguard Scientifics, Inc.) collectively owned approximately 62% of our outstanding common stock as of March 25, 2004 and owned approximately 60% of our outstanding common stock immediately prior to the consummation of the Safeguard financing. Each of Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. has approved the issuance of the securities to be issued in the new financing and the preemptive rights being granted to purchasers in connection with the new financing by written consent dated as of March 25, 2004, and this approval constitutes the requisite stockholder approval for purposes of the 20% Rule. In addition, ChromaVision’s board of directors has approved the new financing. Accordingly, our stockholders will not be asked to take further action with respect to approval of the financings. However, since the stockholder approval required by the 20% Rule was obtained by written consent rather than at a stockholders’ meeting, under the rules of the Exchange Act the stockholder action may not become effective until the expiration of 20 days after the date this information statement is being mailed to stockholders. We expect to consummate the subsequent closing of the new financing following the expiration of this 20-day period, or on or about April [   ], 2004.

Interest of Directors and Officers

     Neither the directors, officers nor their associates have a substantial interest, directly or indirectly, in the transactions discussed in this information statement.

No Dissenters’ Rights

     Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this information statement.

No Action is Required

     No other votes are necessary or required. ChromaVision anticipates that the stockholder consent described in this information statement will become effective on or after April [ ], 2004.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of ChromaVision’s Common Stock as of March 25, 2004 before giving effect to the securities to be issued in the new financing by (i) each person who is known by ChromaVision to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of ChromaVision’s directors and executive officers, and (iii) all directors and executive officers of ChromaVision as a group.

March 25, 2004
Beneficial Ownership

	Amount and nature
Name and address of	of beneficial
beneficial owner (1)(2)	ownership	Percent of class (3)
Safeguard Scientifics, Inc.(4) 435 Devon Park Drive 800 Building
Wayne, PA 19087	25,832,128	62%
Michael F. Cola	0	*
Anthony Craig	6,000	*
Heather Creran	0	*
Irwin Scher (5)	62,000	*
Frank P. Slattery, Jr. (6)	35,750	*
Jon R. Wampler (7)	66,750	*
Kenneth D. Bauer, Ph.D. (8)	177,740	*
Stephen T.D. Dixon (9)	106,250	*
Karen K. Garza (10)	25,000	*
Jose de la Torre-Bueno, Ph.D. (11)	204,171	*
Carl W. Apfelbach (12)	223,900	*
Executive officers and directors as a group (11 persons)	907,561	2%

*	Less than 1%.

(1)	Address shall not be included for directors and officers.

(2)	Unless otherwise indicated, to ChromaVision’s knowledge each person or group has sole voting and investment power and with respect to all listed shares.

(3)	Each listed person’s percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(4)	Includes 22,393,407 shares beneficially owned by Safeguard Delaware, Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SDI”), and 3,438,721 shares beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SSDI”). Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares held by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI. Included in the 22,393,407 shares beneficially owned by SDI are 422,849 currently exercisable warrants.

(5)	Includes 12,000 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(6)	Includes 15,750 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(7)	Includes 500 shares held in a family trust and 66,250 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(8)	Includes 177,740 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(9)	Includes 106,250 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(10)	Includes 25,000 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(11)	Includes 21,500 total shares held in two family trusts, 2,101 shares held in a 401(k) plan and 177,736 shares this person has the right to acquire beneficial ownership within sixty (60) days.

(12)	Includes 215,188 shares this person has the right to acquire beneficial ownership within sixty (60) days. Mr. Apfelbach is no longer an executive officer of the Company.

Copies of Information Statement or Annual Report

     Only one information statement is being delivered to multiple security holders sharing an address unless ChromaVision has received contrary instructions from one or more of the security holders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 33171 Paseo Cerveza, San Juan Capistrano, CA, Attn: Investor Relations, or by phone at (888) 443-3310.

By order of the Board of Directors

Stephen T. D. Dixon Executive Vice President and Chief Financial Officer